                                                                     EXHIBIT 4.3

                          FIFTH AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


          THIS FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of April 22, 1998 among Vignette Corporation, a Delaware corporation (the "Company"), Adobe Ventures II, L.P., a California limited partnership ("Adobe"), ATGF II, a Panamanian corporation ("ATGF"), Litton Master Trust ("LMT"), Ralph H. Cechettini 1995 Trust ("RHC Trust"), Irene Yu ("Yu" and together with ATGF, LMT and RHC Trust, "Amerindo"), Attractor LP, a Delaware limited partnership ("ALP"), Attractor Dearborn Partners LP, a Delaware limited partnership ("ADP"), Attractor Institution LP ("AILP" and together with ALP and ADP, "Attractor"), Austin Ventures IV-A, L.P., a Delaware limited partnership ("Austin A"), Austin Ventures IV-B, L.P., a Delaware limited partnership ("Austin B" and collectively with Austin A, "Austin Ventures"), Charles River Partnership VIII, a Limited Partnership, a Delaware limited partnership ("CRP VIII") Charles River VIII-A LLC, a Delaware limited liability company ("CR VIII-A and together with CRP VIII, ("Charles River"), CNET, Inc., a Delaware corporation ("CNET"), GS Capital Partners II, L.P., a Delaware limited partnership ("GSCPLP"), GS Capital Partners II Offshore, L.P., a Cayman Islands limited partnership ("GSCPO"), Goldman, Sachs & Co. Verwaltungs GmbH, a German private stock company ("GSCV"), The Goldman Sachs Group, L.P., a Delaware limited partnership ("GSG" and together with GSCPLP, GSCPO and GSCV, "GSCP"), Hambrecht & Quist California ("H&QC"), H&Q Vignette Investors ("H&QVI" and together with H&QC, "H&Q"), Sigma Partners III, L.P., a Delaware limited partnership ("Sigma Partners"), Sigma Associates III, L.P., a Delaware limited partnership ("Sigma Associates"), Sigma Investors III, L.P., a Delaware limited partnership ("Sigma Investors"), John Mandile ("Mandile," and collectively with Sigma Partners, Sigma Associates and Sigma Investors, "Sigma"), Ross B. Garber, Neil Webber and such other parties ("Other Parties") as may from time to time and with the consent of the Company become parties hereto. Adobe, Amerindo, Attractor, Austin Ventures, Charles River, CNET, GSCP, H&Q and Sigma are referred to herein individually as a "Purchaser" and collectively the "Purchasers." Ross B. Garber and Neil Webber are referred to herein individually as a "Founder" and together as the "Founders." The Founders and such Other Parties are collectively referred to as the "Common Stockholders."


                                   RECITALS:

          WHEREAS, the Company, Adobe, Attractor, Austin Ventures, Charles River, CNET, Sigma and the Founders are parties to a Fourth Amended and Restated Stockholders Agreement, dated as of July 17, 1997 (the "Prior Stockholders Agreement");

          WHEREAS, the Company, Adobe, Amerindo, Attractor, Austin Ventures, Charles River, GSCP, H&Q and Sigma have entered into a Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), providing, among other things, for the purchase by Adobe, Amerindo, Austin Ventures, Charles River, GSCP, H&Q and Sigma of shares of the Company's Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock");

          WHEREAS, the Company, Adobe, Attractor, Austin Ventures, Charles River, CNET, Sigma and the Founders desire to amend the Prior Stockholders Agreement on the terms hereinafter set forth; and

          WHEREAS, the execution and delivery of this Agreement by the Company and each Purchaser and Founder is a condition to the closing of the issuance, sale and purchase of the Series F Preferred Stock pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.  Voting Provisions.
                   -----------------

               1A.  Composition of Board of Directors.  The shares of Series A
                    ---------------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and, unless the context requires otherwise, the shares of Common Stock (as such terms are defined in paragraph
4K) issued or issuable upon the conversion of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are referred to in this Agreement as the "Shares." The Purchasers and the Common Stockholders agree that in any election of directors of the Company, they shall vote all shares of capital stock of the Company owned or controlled by them, including all Shares, to elect a Board of Directors comprising six directors (unless reduced to a fewer number of directors as described below) designated as follows:

                    (i) two shall be directors designated by the holders of a majority of the Common Stock held by the Common Stockholders;

                    (ii) one shall be designated by Austin Ventures, one shall be designated by Sigma and one shall be designated by CNET; and

                    (iii) one shall be designated by the holders of a majority of the Common Stock held by the Common Stockholders and the Shares, voting together as a single class.

In the event shares of Series A Preferred Stock or Series B Preferred Stock are redeemed in a Mandatory Redemption (as defined in part 3 of Article V.B of the Company's Third Amended and Restated Certificate of Incorporation, as hereafter amended or restated), Austin Ventures, Sigma and CNET shall cause the directors designated by them in (ii) above to resign, and the number of directors constituting the entire Board of Directors shall be reduced by three directors.

          Each director designated in (i) above is referred to as a "Common Stockholder Director." Each director designated in (ii) above is referred to as a "Purchaser Director." The director designated in (iii) above is referred to as the "At Large Director." Until notice is given to the contrary, the Purchaser Director designated by Austin Ventures shall be John D. Thornton, the

Purchaser Director designated by Sigma shall be Robert E. Davoli, the Purchaser Director designated by CNET shall be Halsey M. Minor and the Common Stockholder Directors shall be Ross B. Garber and Neil Webber.

          The obligation to vote shares in accordance with this paragraph 1A shall be specifically applicable to and enforceable against any transferees of the parties hereto.

          1B.  Compensation Committee.  The Board of Directors shall establish
               ----------------------
and maintain a compensation committee comprised of two of the Purchaser Directors and a director designated by the chief executive officer of the Company. The compensation committee of the Board of Directors shall be vested with the authority to approve salaries, bonuses and other compensation and benefits of officers and key employees of the Company and its subsidiaries, and will administer the Approved Plans (as defined in paragraph 4K) and any other stock option, incentive or compensation plans or arrangements.

          1C.  Vacancies; Removal.  In the event of any vacancy in the Board of
               ------------------
Directors, each of the Purchasers and the Common Stockholders agrees to vote all Shares and shares of Common Stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in paragraph 1A. Each of the Purchasers and the Common Stockholders agrees to vote all Shares and shares of Common Stock owned or controlled by them for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by the holders of a majority of the Shares, in the case of a Purchaser Director, or by the holders of a majority of the Common Stock held by the Common Stockholders, in the case of a Common Stockholder Director, or by the holders of a majority of the Common Stock held by the Common Stockholders and the Shares, in the case of the At Large Director. Each of the parties agrees to use its best efforts to cause designees to be elected to the Board of Directors as provided in paragraph 1A.

          1D.  Meetings; Quorum.  The Company agrees to hold regularly scheduled
               ----------------
meetings of the Board of Directors as determined by a majority of the Board of Directors. The Company will give each Purchaser that is entitled hereunder to either appoint a Purchaser Director or designate an observer pursuant to paragraph 1E below (so long as such Purchaser holds any Shares) written notice at least three days (24 hours, in the case of a telephone meeting) in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors. If the Purchaser Director designated by a Purchaser is not able to attend a Board of Directors meeting or a meeting of a committee on which he serves, such Purchaser may designate any one person to attend as an observer. The Company shall furnish each such Purchaser with a copy of the minutes and other records of all meetings and other actions taken by the Board of Directors and its committees and all written material given to directors in connection with such meeting at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to each Purchaser Director prior to the effective date of such consent describing in reasonable detail the nature and the substance of such action.

          1E.  Special Board Observation Privileges.  Adobe, Charles River and a
               ------------------------------------
representative designated by GSCPLP shall each receive notices of each meeting of the Company's Board of Directors and any committee thereof, and each shall be entitled to designate a representative to attend all such Board of Directors and committee meetings and to speak at or otherwise participate in such meetings to the extent permitted from time to time by the Board of Directors or such committee.

          1F.  Expenses.  The Company shall reimburse all Persons (as defined in
               --------
paragraph 4K) serving as directors for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and all committees thereof and otherwise incurred in fulfilling their duties as directors. If the Purchaser Director designated by a Purchaser is unable to attend a meeting of the Board of Directors or a committee on which he serves, the Company shall reimburse one representative of such Purchaser for actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and such committees.

          1G.  Indemnification Agreements.  At the date hereof and on each later
               --------------------------
date that a Purchaser Director or any other director is first elected or appointed to the Board of Directors, the Company shall enter into an indemnification agreement in substantially the form attached as Exhibit A with
                                                                ---------
each Purchaser Director and each other director of the Company who is elected or appointed to the Board of Directors on such date.

          1H.  Material Transactions with CNET.  The unanimous approval of the
               -------------------------------
Board of Directors shall be required for all material transactions between the Company and CNET. For purposes of this paragraph 1H, the term "material transaction" shall mean any of the following:

               (i) any transaction, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds 5% of the consolidated assets of the Company and its Subsidiaries as of the end of the Company's most recently completed fiscal quarter and in which CNET, any of its subsidiaries, officers or directors or nominees for director, any beneficial holder of five percent or more of CNET's outstanding capital stock, or CNET's designee to the Company's Board of Directors will have a direct or indirect material interest; or

               (ii) indebtedness owed by CNET, any of its subsidiaries, officers or directors or nominees for director, any beneficial holder of five percent or more of CNET's outstanding capital stock, or CNET's designee to the Company's Board of Directors, to the Company in an amount in excess of 5% of the consolidated assets of the Company and its Subsidiaries as of the end of the Company's most recently completed fiscal quarter.

          2.  Provisions Relating to Restricted Stock.
              ---------------------------------------

          2A.  General Restrictions on Transfer of Capital Stock; Dividends.
               ------------------------------------------------------------

               (i) For purposes of this Agreement, "Restricted Stock" is Common Stock now owned or subsequently acquired by any Common Stockholder or a transferee of a Common Stockholder in a Permitted Transfer (as defined below). During the term of this Agreement, none of the shares of Restricted Stock may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "transfer") except in a "Permitted Transfer" or a transfer that complies with the provisions of paragraphs 2B and 2C.

               (ii) Any attempted transfer of shares of Restricted Stock other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of shares of Restricted Stock pursuant to any such transfer.

               (iii) The following transfers of Restricted Stock (each such transfer being a "Permitted Transfer", and each transferee in such transfer being a "Permitted Transferee") may be made free of the restrictions and requirements of paragraphs 2B and 2C hereof: (a) an individual holder of Restricted Stock may transfer any or all of the shares of Restricted Stock owned by him to his spouse or children, or to trusts established for the benefit of his spouse or children, provided that the transferee grants to the transferor an irrevocable proxy coupled with an interest to vote all of the shares of Restricted Stock so transferred and agrees to be bound by the provisions of this Agreement, including, without limitation, paragraphs 2B and 2C; (b) provided that the transferee agrees to be bound by the provisions of this Agreement, a partnership, corporation or trust holding Restricted Stock may transfer any shares of Restricted Stock owned by such holder (1) to its Affiliates (as defined under the Securities Act of 1933), (2) to its general or limited partners, shareholders or beneficiaries, or (3) to an entity owned by or organized for the benefit of the general or limited partners, shareholders, officers, directors, employees, Affiliates or beneficiaries of such holder, as applicable, (c) a holder of Restricted Stock may pledge any shares of Restricted Stock owned by such holder to secure the repayment of any bona fide indebtedness owing by such holder, the Company or any Subsidiary to a financial institution, provided that such holder retains the power to vote the shares of Restricted Stock so pledged until such time as the pledgee shall have realized upon the pledge and that the provisions of this Agreement, including, without limitation, paragraphs 2B and 2C, shall be applicable to the shares of Restricted Stock so pledged and (iv) a holder of Restricted Stock may sell Restricted Stock to the Company pursuant to an agreement under which the Company has the option to repurchase such Restricted Stock upon the occurrence of certain events, including the termination of employment by or service to the Company or any subsidiary of the Company.

          2B.  Right of First Refusal.
               ----------------------

               (i) Subject to paragraph 2B(v), whenever and as often as any Common Stockholder or a Permitted Transferee of a Common Stockholder desires to sell any shares of Restricted Stock pursuant to a bona fide written offer to purchase such shares, such Common Stockholder (the "Selling Holder" for purposes of this paragraph 2B) shall give written notice (the "Notice," for purposes of this paragraph 2B) to the Company, to each Founder who on the date of such Notice is a full-time employee of the Company and each holder of Shares (each an "Offeree," for the purposes of this paragraph 2B) to such effect, enclosing a copy of such offer and specifying the number of shares of Restricted Stock which the Selling Holder desires to sell, the name of the person or persons to whom the Selling Holder desires to make such sale and the consideration per share of Common Stock which has been offered in connection with such offer.

               (ii) Upon receipt of the Notice, the Offerees shall initially have the first right and option to purchase the shares proposed to be sold for cash at the same purchase price and on the same terms as specified in the Notice, pro rata according to their respective holdings of Common Stock and Shares, exercisable for seven days after receipt of the Notice. Failure of any Offeree to respond to the Notice within the seven-day period shall be deemed to constitute a notification to the Selling Holder of such Offeree's decision not to exercise the first right and option to purchase shares of Restricted Stock under this paragraph 2B. If any Offeree fails to exercise its first right and option, the Selling Holder shall give written notice to each of the other Offerees who has elected to purchase his or her or its pro rata share of the shares of Restricted Stock proposed to be transferred, and each such Offeree shall have the right, exercisable for a period of three days from the date of receipt of such Notice, to purchase the remaining shares of Restricted Stock, pro rata according to the Common Stock and Shares held by all such electing Offerees or in such other proportions as they may agree upon. In the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be its Fair Market Value (as defined in paragraph 4K). The Offerees may exercise the right and option provided above by giving written notice of exercise to the Selling Holder within such seven-day period, specifying the date (not later than three days from the date of expiration of all applicable first right and options to purchase shares under this paragraph) upon which payment of the purchase price for the shares purchased pursuant to this paragraph shall be made. The Selling Holder shall deliver to the Offeree(s) at the Company's principal office, at least one day prior to the payment date, wire transfer instructions, and on the payment date specified in such notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

               (iii) In the event that all of the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees, the Company shall have the right and option to purchase the balance of the shares proposed to be sold for cash at the purchase price per share specified in the Notice, exercisable for seven days after expiration of the option period set forth in paragraph 2B(ii). The Company may assign its right and option to purchase such Restricted Stock to any other person. Failure of the Company to respond to such Notice within such seven-day period shall be deemed to constitute a notification to the Selling Holder of the Company's decision not to exercise the first right and option to purchase such shares under this paragraph. The Company may exercise its right and option to purchase such Restricted Stock by giving written notice of exercise to the Selling Holder within such seven-day period, specifying the date (not later than three days from the date of such notice) upon which payment of the purchase price for the shares shall be made. The Selling Holder shall deliver to the Company's principal office, on or before the payment date specified in such notice, the certificate or certificates representing the shares being purchased by the Company, properly endorsed for transfer, against payment of the purchase price therefor by the Company in immediately available funds.

               (iv) If all the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees and the Company in accordance with this paragraph 2B, the Selling Holder shall not be required to sell any of the shares of Restricted Stock proposed to be transferred to the Offerees or to the Company, and during the 60-day period commencing on the expiration of the rights and options provided for in this paragraph, may sell all (but not less than all) of such shares to the transferee named in the Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in paragraphs 2B and 2C (but subject to the other terms and conditions of this Agreement).

               (v) Whenever and as often as any Common Stockholder shall receive a bona fide offer to purchase any shares of Restricted Stock from a prospective purchaser which the Selling Holder wishes to accept, each Purchaser shall have the right, at such Purchaser's option, either to exercise its rights under paragraph 2B(ii) or to participate in the sale to the prospective purchaser pursuant to this paragraph 2B(v). The Selling Holder will use reasonable best efforts to arrange for the sale to the prospective purchaser of the number of each such Purchaser's shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which bears the same proportion to the total number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock owned by such Purchaser as the number of shares of Restricted Stock being sold by the Selling Holder bears to the total number of shares of Restricted Stock owned by the Selling Holder, as applicable, at the purchase price per share and on the terms and conditions specified in the Notice. For purposes of this paragraph 2B(v), a Purchaser may elect to sell Common Stock at the purchase price per share specified for the Common Stock in the Notice, and may elect to sell Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock at the purchase price per share of Common Stock specified for the Common Stock in the Notice multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, is then convertible. If the prospective purchaser will not purchase all the shares which the Selling Holder and the Purchasers wish to sell pursuant to this paragraph 2B(v), the number of shares which the Selling Holder and Purchasers shall be entitled to sell to such prospective purchaser shall be a number of shares equal to the number of shares which the prospective purchaser desires to purchase times a fraction, the numerator of which is the number of shares of Restricted Stock beneficially owned by the Selling Holder or the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,

Series E Preferred Stock and Series F Preferred Stock beneficially owned by each selling Purchaser, as appropriate, and the denominator of which is the aggregate number of shares of Restricted Stock, Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock beneficially owned by the Selling Holder and all such selling Purchasers. An Offeree may exercise his or her or its right under this paragraph by written notice given within seven days after receipt of the Notice.

          2C.  Voting of Restricted Stock.
               --------------------------

               (i) In the event that a Founder is no longer employed by the Company, such holder shall vote all his shares in accordance with the other Founder, as long as such other Founder is employed by the Company.

               (ii) In the event that neither Founder is employed by the Company, all the Founders shall vote their shares as directed by the chief executive officer of the Company on the date of such vote.

          3.  Preemptive Rights.
              -----------------

          3A.  Pre-Qualified Public Offering.  If, prior to a Qualified Public
               -----------------------------
Offering (as defined in paragraph 4K), the Company shall issue any Equity Securities (as defined in paragraph 4K) consisting of Common Stock or other Equity Securities, each Founder who on the date of the notice of such proposed issuance referred to below is a full-time employee of the Company and each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to purchase the portion of such Common Stock or Equity Securities to be issued necessary in order that the aggregate shares of Common Stock and Shares held by such holder constitute the same percentage of all Common Stock (assuming the conversion, exercise or exchange of all Equity Securities) after the issuance of such Common Stock or Equity Securities as before the issuance thereof; provided, however, that such preemptive right shall not apply to (a)
          --------  -------
issuances of Common Stock or Equity Securities pursuant to an Approved Plan (as defined in paragraph 4K), (b) issuances of Common Stock or Equity Securities pursuant to warrants granted in connection with a capital equipment financing,
(c) issuances of Common Stock or Equity Securities upon the conversion, exercise or exchange of Equity Securities to which the preemptive right was applicable,
(d) issuances of Common Stock or Equity Securities in connection with an exercise of the preemptive rights granted hereunder, (e) issuances of Shares pursuant to the Stock Purchase Agreement, dated as of February 5, 1996, among the Company, Austin Ventures, Sigma and the Founders, (f) issuances of Shares pursuant to the Stock Purchase Agreement, dated as of July 19, 1996, among the Company and CNET, (g) issuances of Shares pursuant to the Stock Purchase Agreement, dated as of June 6, 1997, among the Company, Attractor, Austin Ventures and Sigma, (h) issuances of Shares pursuant to the Stock Purchase Agreement, dated as of July 17, 1997, among the Company, Adobe, Austin Ventures, Charles River, Sigma, the Founders and certain other parties, (i) issuances of Shares pursuant to the Purchase Agreement (j) issuances of Series D Warrants from time to time by the Company or issuances of Equity Securities upon exercise thereof, or (k) issuances of Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The price of securities which each holder becomes entitled to purchase by reason hereof shall be the same price at which such securities are proposed to be offered to others.

          3B.  First Qualified Public Offering.  In the Company's first
               -------------------------------
Qualified Public Offering, each Purchaser of Series F Preferred Stock shall be entitled to purchase a portion (the "Proportionate Share") of such Equity Securities to be issued in such offering. Subject to the limitations of the following sentence, for Purchasers of Series F Preferred Stock other than Attractor, the Proportionate Share shall be that portion of the shares to be issued in such offering, necessary in order that (I) the sum of (A) the Proportionate Share and (B) the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock held by such Purchaser divided by
(II) the number of shares of Common Stock outstanding immediately after such offering (assuming the full conversion, exercise or exchange of all Equity Securities) equals (x) the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock held by such Purchaser divided by (y) the number of shares of Common Stock outstanding immediately before such offering (assuming the full conversion, exercise or exchange of all Equity Securities); for

Attractor, the Proportionate Share shall be that portion of the shares to be issued in such offering, necessary in order that (I) the sum of (A) the Proportionate Share and (B) the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock held by Attractor divided by (II) the number of shares of Common Stock outstanding immediately after such offering (assuming the full conversion, exercise or exchange of all Equity Securities) equals (x) the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock held by Attractor divided by (y) the number of shares of Common Stock outstanding immediately before such offering (assuming the full conversion, exercise or exchange of all Equity Securities). Notwithstanding the foregoing sentence, (i) such Proportionate Shares, in the aggregate, may not exceed 10% of such offering and (ii) the Proportionate Shares may be cut back to the extent deemed necessary to the success of such offering by the managing underwriter thereof in its reasonable opinion confirmed in writing to the Purchasers not less than two weeks prior to the effective date of the registration statement covering such securities; provided, however, in the event
                                                 --------  -------
of an oversubscription of the Proportionate Shares, such shares shall be allocated first so that each of Attractor and Amerindo receives its full Proportionate Share (and in the event that such shares are insufficient for each of Attractor and Amerindo to receive their full Proportionate Share, then each of Attractor's and Amerindo's Proportionate Share shall be cut back pro rata, based upon their full Proportionate Share) and second, among the remaining Series F Purchasers pro rata based upon their respective holdings of Series F Preferred Stock. The price of securities which each such Purchaser of Series F Preferred Stock becomes entitled to purchase by reason hereof shall be the same price at which such securities are initially offered to the public.

          3C.  Procedures.  A holder may exercise its right under paragraph 3A
               ----------
to purchase Equity Securities by paying the purchase price therefor at the principal office of the Company within ten days after receipt of notice from the Company (which notice by the Company shall be given at least 15 days before the issuance of the Equity Securities) stating the number or amount of Equity Securities it intends to issue and the price and characteristics thereof. In the first Qualified Public Offering, the Company shall give notice to the holders of Series E Preferred Stock and Series F Preferred Stock at least 15 days prior to the filing of the registration statement relating to such offering stating the number or amount of Equity Securities the Company intends to issue and the anticipated offering price and characteristics thereof. A Purchaser may exercise his or its right under paragraph 3B to purchase Equity Securities by giving notice to the Company of his or its commitment to purchase within ten days after receipt of the Company's notice and paying the purchase price therefor on the date and at the place of the closing of such offering. The holder shall pay such purchase price in cash or by check; provided, however,
                                                          --------  -------
that if the Company is indebted to such holder, the holder shall be entitled, at the holder's sole option, to credit against the purchase price all or any portion of the Company's indebtedness to such holder which is then due (accrued but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall not be deemed to be indebtedness for purposes of such credit). A holder's contractual preemptive rights hereunder shall be deemed to be exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such holder shall be treated for all purposes as the record holder of the Equity Securities, as the case may be. As promptly as practicable (and in any event within ten days) on or after the purchase date, the Company shall issue and deliver at its principal office a certificate or certificates for the number of full shares of Common Stock or the number of full shares or amount, whichever is applicable, of Equity Securities together with cash for any fraction of a share or portion of an Equity Security at the purchase price to which the holder is entitled hereunder.

          4.  General Provisions.
              ------------------

          4A.  Legends on Certificates.  During the term of this Agreement, each
               -----------------------
certificate representing shares of Common Stock or Shares will bear a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, AS AMENDED FROM TIME TO TIME. A COPY OF THE STOCKHOLDERS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

The Company shall make a notation on its records and give instructions to any transfer agent of the Shares or Common Stock in order to implement the restrictions on transfer established in this Agreement.

          4B.  Termination; Amendment.
               ----------------------

          (i) This Agreement shall terminate upon the earlier to occur of (a) a Qualified Public Offering, (b) the written agreement of the Company and the holders of 80% or more of the Shares then outstanding and the holders of at least a majority of the Common Stock outstanding, or (c) the acquisition by a single purchaser of all of the issued and outstanding shares of the Common Stock and the Shares. Notwithstanding the foregoing sentence, this Agreement shall survive a Qualified Public Offering to the extent necessary to satisfy paragraph 3B. hereof.

          (ii) This Agreement may be amended by the written agreement of the Company and the holders of 80% or more of the Shares then outstanding.

          (iii) Notwithstanding the foregoing paragraphs 4B.(i) and (ii), this Agreement may not be amended to materially and adversely affect the holders of Series E Preferred Stock and/or Series F Preferred Stock without the affirmative vote of the holders of at least 95% of the

Series E Preferred Stock and/or Series F Preferred Stock, respectively, then outstanding, voting as a separate class.

          4C.  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be delivered personally, by facsimile transmission, by overnight delivery service or by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

          If to the Company, at Vignette Corporation, 3410 Far West Blvd., Suite 300, Austin, Texas 78731, Attention: Ross B. Garber, President, (fax (512) 502-
0280); or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, Attention:
Carmelo M. Gordian (fax (512) 477-5813);

          If to Adobe, at 1 Bush Street, San Francisco, California 94104
Attention: Chris Hollenbeck (fax (415) 439-3621); or at such other address or addresses as may have been furnished to the Company in writing by Adobe.

          If to Amerindo, at One Embarcadero Center, Suite 2300, San Francisco, California 94111, Attention: Jeff Pressman (fax (415) 834-3581); or at such other address as may have been furnished in writing to the Company by Amerindo, with a copy to Buchalter, Nemer, Fields & Younger, P.C., 601 South Figueroa, Suite 2400, Los Angeles, California 90017, Attention: Rick Cohen (fax (213) 896-0400).

          If to Attractor, at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, Attention: Harvey Allison (fax (415) 234-0404); or at such other address or addresses as may have been furnished to the Company in writing by Attractor, with a copy to Buchalter, Nemer, Fields & Younger, P.C., 601 South Figueroa, Suite 2400, Los Angeles, California 90017, Attention: Rick Cohen (fax
(213) 896-0400).

          If to Austin Ventures, at 1300 Norwood Tower, 114 W. 7th Street, Austin, Texas 78701, Attention: John D. Thornton (fax (512) 476-3952); or at such other address or addresses as may have been furnished to the Company in writing by Austin Ventures, with a copy to Hughes & Luce, L.L.P., 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: William R. Volk (fax (512) 482-6859).

          If to Charles River, at 1000 Winter Street, Suite 3300, Bay Colony Corporate Center, Waltham, Massachusetts 02154, Attention: Ted Dintersmith (fax
(781) 487-7065); or at such other address or addresses as may have been furnished to the Company in writing by Charles River.

          If to CNET, at 150 Chestnut Street, San Francisco, California 94111,
Attention: Shelby W. Bonnie (fax (415) 395-9330); or at such other address or addresses as may have been furnished to the Company in writing by CNET, with a copy to Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: Jon L. Mosle (fax (214) 939-6100).

          If to GSCP, at 85 Broad Street, New York, New York 10004, Attention:
Eve M. Gerriets (fax (212) 357-5505); or at such other address or addresses as may have been furnished to the Company in writing by GSCP, with a copy to Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025,
Attention:  Robert Zipp (fax (650) 233-8386).

          If to H&Q, at 1 Bush Street, 15th Floor, San Francisco, California 94104, Attention: Charlie Walker (fax (415) 439-3621); or at such other address or addresses as may have been furnished to the Company in writing by H&Q.

          If to Sigma, c/o Sigma Partners at 20 Custom House Street, Suite 830, Boston, Massachusetts 02110, Attention: Robert E. Davoli (fax (617) 330-7975); or at such other address or addresses as may have been furnished to the Company in writing by Sigma, with a copy to Hughes & Luce, L.L.P., 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: William R. Volk (fax (512) 482-6859).

          If to a Founder, at his address set forth below his signature to this Agreement.

          Notices provided in accordance with this paragraph 4C shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          4D.  Governing Law.  The construction, validity and interpretation of
               -------------
this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          4E.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          4F.  Reorganization. The provisions of this Agreement shall apply to
               --------------
any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock and Shares of the Company.

          4G.  Headings.  The headings of this Agreement are for convenience
               --------
only and do not constitute a part of this Agreement.

          4H.  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          4I.  Binding Effect.  The rights and obligations of each Purchaser
               --------------
under this Agreement may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company.

          4J.  Entire Agreement.  This Agreement is intended to be the sole
               ----------------
agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof including, without limitation, the Prior Stockholders Agreement.

          4K.  Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the meanings indicated:

          "Approved Plan" means the Company's 1995 Stock Option/Stock Issuance
           -------------
Plan as in effect on the date hereof, as amended from time to time and any other written stock option purchase or similar incentive plan; provided that any such amendment or other plan is approved by a majority of the Board of Directors, with a majority of the Purchaser Directors concurring.

          "Board of Directors" shall mean the board of directors of the Company.
           ------------------

          "Common Stock" means, collectively, the Company's Common Stock, par
           ------------
value $0.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Equity Security" means any stock or similar security, including
           ---------------
without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

          "Fair Market Value" means the fair market value as determined by a
           -----------------
majority of the Board of Directors with a majority of the Purchaser Directors concurring.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" means any underwritten offering by the
           -------------------------
Company of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, then in effect, or any comparable statement under any similar federal statute then in force, in which
(i) the aggregate cash proceeds to be received by the Company and selling stockholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $20,000,000, and (ii) the price per share paid by the public for such shares is at least $3.00 if determined with respect to Series A Preferred Stock or Series C Preferred Stock (as adjusted for stock dividends, combinations and splits with respect to such shares), $4.95 if determined with respect to Series B Preferred Stock (as adjusted for stock dividends, combinations and splits with respect to such shares), $8.48 if determined with respect to Series E Preferred Stock or $13.00 if determined with respect to Series F Preferred Stock (as adjusted for stock dividends, combinations and splits with respect to such shares).

          "Series A Preferred Stock" means the Company's Series A Preferred
           ------------------------
Stock, par value $0.01 per share.

          "Series B Preferred Stock" means the Company's Series B Convertible
           ------------------------
Preferred Stock, par value $0.01 per share.

          "Series C Preferred Stock" means the Company's Series C Convertible
           ------------------------
Preferred Stock, par value $0.01 per share.

          "Series D Preferred Stock" means the Company's Series D Convertible
           ------------------------
Preferred Stock, par value $0.01 per share.

          "Series D Warrants" means warrants to purchase Series D Preferred
           -----------------
Stock issued from time to time by the Company including, without limitation, that certain Warrant to Purchase 65,368 shares of Series D Convertible Preferred Stock, dated December 31, 1996, originally issued to James Treybig.

          "Series E Preferred Stock" means the Company's Series E Convertible
           ------------------------
Preferred Stock, par value $0.01 per share.

          "Series F Preferred Stock" means the Company's Series F Convertible
           ------------------------
Preferred Stock, par value $0.01 per share.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                              VIGNETTE CORPORATION


                              By: /s/ Ross B. Garber
                                 -------------------------------
                                    Ross B. Garber,
                                    President

                              ADOBE VENTURES II, L.P.

                              By: H & Q Adobe Ventures Management II, LLC, Its General Partner


                              By: /s/ Jackie Berterretche
                                 --------------------------------------------
                              Name:   Jackie Berterretche
                                   ------------------------------------------
                              Title:  Attorney-in-Fact
                                    -----------------------------------------

                              ATGF II


                              By: /s/ Alberto W. Vilar
                                 -----------------------------------------
                                 Alberto W. Vilar,
                                 Director


                              LITTON MASTER TRUST

                              By:  Amerindo Investment Advisors Inc.

                              By: /s/ Alberto W. Vilar
                                 -----------------------------------------
                                 Alberto W. Vilar,
                                 Attorney-in-Fact

                              RALPH H. CECHETTINI 1995 TRUST


                              By: /s/ Ralph H. Cechettini
                                 -----------------------------------------
                                 Ralph H. Cechettini,
                                 Trustee


                                  /s/ Irene Yu
                              ____________________________________________
                              Irene Yu

                              ATTRACTOR LP
                              ATTRACTOR DEARBORN PARTNERS LP
                              ATTRACTOR INSTITUTION LP

                              By:  MM Attractor Ventures LLC,
                                   Its General Partner


                              By: /s/ Harvey Allison
                                 -------------------------------------
                                      Harvey Allison

                              AUSTIN VENTURES IV-A, L.P.
                              AUSTIN VENTURES IV-B, L.P.

                              By:   AV Partners IV, L.P.,
                                    Its General Partner


                              By:   /s/ John Thornton
                                 -----------------------------------------
                                    John D. Thornton,
                                    General Partner

                              CHARLES RIVER PARTNERSHIP VIII, A
                              LIMITED PARTNERSHIP

                              By: Charles River VIII GP Limited Partnership, its General Partner


                              By:   /s/ Ted R. Dintersmith
                                 -----------------------------------------
                                    Ted R. Dintersmith
                                    General Partner


                              CHARLES RIVER VIII-A LLC

                              By:   Charles River Friends VII, Inc.,
                                    Manager


                              By:   /s/ Ted R. Dintersmith
                                 -----------------------------------------
                                    Ted R. Dintersmith,
                                    Vice President

                              CNET, INC.


                              By: /s/ Shelby W. Bonnie
                                 --------------------------------------
                              Name: Shelby W. Bonnie
                                   ------------------------------------
                              Title: COO
                                    -----------------------------------

                              GS CAPITAL PARTNERS II, L.P.

                              By:   GS Advisors, L.P.,
                                    its General Partner

                              By:   GS Advisors Inc.,
                                    its General Partner


                              By:   /s/ Richard Friedman
                                 -----------------------------------------
                                    Richard A. Friedman,
                                    President


                              GS CAPITAL PARTNERS II OFFSHORE, L.P.

                              By:   GS Advisors II (Cayman), L.P.,
                                    its General Partner

                              By:   GS Advisors II, Inc.,
                                    its General Partner


                              By:   /s/ Richard Friedman
                                 -----------------------------------------
                                    Richard A. Friedman,
                                    President

                              GOLDMAN, SACHS & CO VERWALTUNGS
                              GmbH

                              By:   /s/ Richard Friedman
                                 -----------------------------------------
                                    Name:
                                    Managing Director

                              and

                              By:   [SIGNATURE ILLEGIBLE]
                                 -----------------------------------------
                                    Name:
                                    Registered Agent

                              THE GOLDMAN SACHS GROUP, L.P.

                              By:   The Goldman Sachs Corporation


                              By:   /s/ Richard Friedman
                                 ------------------------------------------
                                    Richard A. Friedman,
                                    Executive Vice President

                              HAMBRECHT & QUIST CALIFORNIA


                              By: /s/ Jackie Berterretche
                                 ---------------------------------
                              Name:   Jackie Berterretche
                                   -------------------------------
                              Title:  Attorney-in-Fact
                                    ------------------------------


                              H&Q VIGNETTE INVESTORS, L.P.


                              By: /s/ Jackie Berterretche
                                 ---------------------------------
                              Name:   Jackie Berterretche
                                   -------------------------------
                              Title:  Attorney-in-Fact
                                    ------------------------------

                              SIGMA ASSOCIATES III, L.P.
                              SIGMA INVESTORS III, L.P.
                              SIGMA PARTNERS III, L.P.

                              By:   Sigma Management III, L.P.,
                                    Its General Partner

                              By:  /s/ Clifford L. Haas
                                 ------------------------------
                              Name:    Clifford L. Haas
                                   ----------------------------
                              Title:   General Partner
                                    ---------------------------

                                        /s/ John Mandile
                                        -----------------------------------
                                        John Mandile
                                        Individually


                                        /s/ Ross B. Garber
                                        -----------------------------------
                                        Ross B. Garber,
                                        Founder
                                        Address: 10133 Planters Woods Drive
                                                 Austin, Texas 78759


                                        /s/ Neil Webber
                                        -----------------------------------
                                        Neil Webber,
                                        Founder
                                        Address: 12 Forest Mesa
                                                 Round Rock, Texas 78664

                                   EXHIBIT A

                           INDEMNIFICATION AGREEMENT

                                 See attached.